SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 8, 2011


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                          None              20-2835920
----------------------------      --------------------    ------------------
(State or other jurisdiction      (Commission File No.)   (IRS Employer
    of incorporation)                                      Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


             Registrant's telephone number, including area code: (970) 737-1073
                                                                 --------------

                                       N/A
                         -------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement


     On June 8, 2011 Synergy Resources Corporation entered into a revolving line of credit agreement with Bank of Choice, located in Greeley, Colorado. The revolving line of credit allows Synergy to borrow up to $7,000,000.

     Amounts borrowed from the bank will be used to develop oil and gas properties, acquire new oil and gas properties, as well as for working capital and other general corporate purposes.

     Any amounts borrowed from the bank:

          o will bear interest, payable monthly, at the prime lending rate plus 2%, subject to a minimum interest rate of 5.5%,

          o    will be due and payable on June 3, 2012, and

          o    are  secured  by  Synergy's   accounts   receivable,   equipment,
               inventory, and fixtures, as well as 64 oil and gas wells in which Synergy has a working interest varying from 37.5% to 100%.

     The wells which serve as security for the bank loan include the wells drilled under Synergy's 2010 and 2011 drilling programs.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011


                                         SYNERGY RESOURCES CORPORATION


                                    By:  /s/ Ed Holloway
                                         -------------------------------------
                                         Ed Holloway, President


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